Exhibit 4.3

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

BY AND AMONG

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

AND

THE STOCKHOLDERS PARTY HERETO

Dated as of October 24, 2013

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.01.	Certain Definitions	1
Section 1.02.	Other Interpretive Provisions	5

ARTICLE II
CORPORATE GOVERNANCE

Section 2.01.	The Board	6
Section 2.02.	Voting Agreement; Certain Actions	10

ARTICLE III
APPROVAL RIGHTS

Section 3.01.	Sponsor Approval Rights	11
Section 3.02.	Goldman Sachs Approval Rights	12

ARTICLE IV
TRANSFERS.

Section 4.01.	Limitations on Transfer	13
Section 4.02.	Transfers to Permitted Transferees	13
Section 4.03.	Rights and Obligations of Transferees	14
Section 4.04.	Legends	14

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.01.	Representations and Warranties of the Parties	15
Section 5.02.	Entitlement of the Parties to Rely on Representations and Warranties	16

ARTICLE VI
MISCELLANEOUS

Section 6.01.	Termination	16
Section 6.02.	Certificate of Incorporation and By-Laws	16
Section 6.03.	Corporate Opportunity	16
Section 6.04.	Publicity	17
Section 6.05.	Sharing of Information	17
Section 6.06.	Notices	18
Section 6.07.	Amendments	19
Section 6.08.	Governing Law; Jurisdiction	19
Section 6.09.	Waiver of Jury Trial	19
Section 6.10.	Entire Agreement	19
Section 6.11.	Waivers	20

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TABLE OF CONTENTS

(continued)

- ii -

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of October 24, 2013, is entered into by and among Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company whose name appears on the signature pages hereto and any Person (as defined below) who executes a Joinder Agreement in the form of Exhibit A hereto (each, a “Stockholder” and collectively, the “Stockholders”).

WITNESSETH:

WHEREAS, the Company is currently contemplating an initial public offering (the “IPO”) of shares of its common stock, par value $0.0001 per share; and

WHEREAS, in connection with, and effective upon, the execution of the underwriting agreement to be entered into in connection with the Company’s proposed IPO, the Company and the Stockholders wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and among the Company and the Stockholders as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person; provided, that no Stockholder shall be deemed an Affiliate of the Company or any of its Subsidiaries or parent entities for purposes of this Agreement; provided, further, that no securityholder of the Company shall be deemed an Affiliate of any other securityholder of the Company solely by reason of an investment in the Company; and provided, further, that a portfolio company of a Sponsor shall not be deemed to be an Affiliate of such Sponsor.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Company.

“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

“Closing” means the closing of the IPO.

“Co-Invest Limited Partner” means a Person (other than Warburg Pincus) who is or was a limited partner in the
Co-Investor.

“Co-Investor” means WP Expedition Co-Invest L.P., which shall act through the WP Designated Sponsor Fund except as expressly provided otherwise herein.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning set forth in the preamble.

“Company Confidential Information” has the meaning set forth in Section 6.05.

“Company Shares” means issued and outstanding shares of Common Stock.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlled” has a correlative meaning.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of November 9, 2012, by and among WP Expedition Holdings L.P., EIG Investors Corp., as Borrower, the lenders party thereto, and Credit Suisse AG, as Administrative Agent, together with all other agreements and documents entered into pursuant to the terms thereof or in connection therewith, in all cases, as amended, modified or supplemented from time to time, and any successor credit agreement or other financing used to refinance the initial credit agreement.

“Designated Sponsor Directors” means the WP Directors and the GS Directors, collectively.

“Designated Sponsor Fund” means the WP Designated Sponsor Fund or the GS Designated Sponsor Fund, or both, as the context requires.

“Director Indemnitee” has the meaning set forth in Section 2.01(h)(ii).

“EIG” means EIG Investors Corp., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“External Recipients” has the meaning set forth in Section 6.05.

“Fund Indemnitors” has the meaning set forth in Section 2.01(h)(ii).

“Goldman Sachs” means GS Capital Partners VI Fund, L.P. and its Affiliates.

“GS Designated Sponsor Fund” means GS Capital Partners VI Parallel, L.P.

“GS Director” has the meaning set forth in Section 2.01(c)(ii).

“GS Stockholders” means, collectively, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P, GS Capital Partners VI GmbH & Co. KG, MBD 2011 Holdings, L.P., Bridge Street 2011, L.P., Bridge Street 2011 Offshore, L.P. and their respective Affiliates that are Stockholders, each of which shall act through the GS Designated Sponsor Fund except as expressly provided otherwise herein.

“Identified Person” has the meaning set forth in Section 6.03(a).

“Indemnification Agreements” has the meaning set forth in Section 2.01(h)(ii).

“Initial Holding Period” has the meaning set forth in Section 4.01(a).

“Internal Recipients” has the meaning set forth in Section 6.05.

“IPO” has the meaning set forth in the recitals.

“Necessary Action” means, with respect to a specified result, all actions (to the extent permitted by applicable laws and stock exchange regulations) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) calling and attending meetings in person or by proxy for purposes of obtaining a quorum and causing the adoption of stockholders’ resolutions and amendments to the Company’s certificate of incorporation or by-laws, (iii) causing members of the Board (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Parties” means the Company and the Stockholders.

“Permitted Recipients” has the meaning set forth in Section 6.05.

“Permitted Transferee” means (i) with respect to any Sponsor, any Affiliate of such Sponsor, and (ii) with respect to the Co-Investor, any Co-Invest Limited Partner or any Affiliate of the Co-Investor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other entity.

“Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Pro Rata Portion” means, with respect to the Co-Investor (or, in the event that the Co-Investor shall have Transferred any Company Shares to a Co-Invest Limited Partner, such Co-Invest Limited Partner), a number of Company Shares determined by multiplying (i) the total number of Company Shares held by such Stockholder by (ii) a fraction, the numerator of which is the number of Company Shares proposed to be Transferred by the WP Stockholders in the applicable transaction and the denominator of which is the aggregate number of Company Shares held by all WP Stockholders.

“Public Offering” means any public offering and sale of equity securities of the Company or its successor for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of the date hereof, by and among the WP Stockholders, the GS Stockholders, the Co-Investor, the Company and the other parties thereto, as amended, modified or supplemented from time to time.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Sponsor” means either (i) the WP Stockholders together or (ii) the GS Stockholders together, and “Sponsors” means, collectively, the WP Stockholders and the GS Stockholders.

“Sponsor Affiliated Person” has the meaning set forth in Section 6.05.

“Stockholder” has the meaning set forth in the preamble.

“Stockholders” has the meaning set forth in the preamble.

“Subsidiary” of any Person means any Person (i) of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person or any Subsidiary of such first Person or (ii) with respect to which such Person or any of its Subsidiaries is a general partner or managing member or is allocated or has the right to be allocated (through partnership interests or otherwise) a majority of such second Person’s gains or losses.

“Transfer” means, with respect to any Company Shares, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Company Shares, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; provided, that the term “indirect transfer” shall not include any direct or indirect sale, issuance, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of any interest in any WP Stockholder, the Co-Investor or any GS Stockholder, including the issuance or grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law.

“Transferred”, “Transferring” and “Transferee” shall each have a correlative meaning to the term “Transfer.”

“Warburg Pincus” means Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. and their respective Affiliates (other than the Co-Investor).

“WP Designated Sponsor Fund” means Warburg Pincus Private Equity X, L.P. or one of its Affiliates designated by Warburg Pincus (in writing to the Company and with the written consent of Warburg Pincus Private Equity X, L.P.) as the WP Designated Sponsor Fund from time to time.

“WP Director” has the meaning set forth in Section 2.01(c)(i).

“WP Stockholders” means, collectively, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., and their respective Affiliates that are Stockholders (other than the Co-Investor), each of which shall act through the WP Designated Sponsor Fund except as expressly provided otherwise herein.

Section 1.02. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(a) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section and Exhibit references are to this Agreement unless otherwise specified.

(b) The term “including” is not limiting and means “including without limitation.”

(c) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(d) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(e) For all purposes under this Agreement, when determining the percentage represented by the number of Company Shares owned by any Stockholder at any time relative to the number of Company Shares owned by such Stockholder as of immediately following the Closing, such determination shall be equitably adjusted to appropriately account for any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Shares occurring after the Closing and prior to such determination, to the extent necessary to provide the parties with the same effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.01. The Board.

(a) Composition of Initial Board. Prior to the Closing, the Parties shall take all Necessary Action to cause: (i) the Board, as of immediately following the Closing, to be comprised of the following nine (9) directors: Hari Ravichandran, James C. Neary, Justin L. Sadrian, Chandler J. Reedy, Joseph P. DiSabato, Dale Crandall, Thomas Gorny, Michael Hayford and Peter J. Perrone and (ii) the Chairman of the Board, as of immediately following the Closing, to be James C. Neary.

(b) Classified Board.

(i) The Board shall be divided into three (3) classes of directors as follows: (A) the initial class I directors shall include Chandler J. Reedy, Michael Hayford and Peter J. Perrone, (B) the initial class II directors shall include Justin L. Sadrian, Dale Crandall and Thomas Gorny, and (C) the initial class III directors shall include James C. Neary, Joseph P. DiSabato and Hari Ravichandran.

(ii) The initial term of the class I directors shall expire at the first annual meeting of the stockholders following the date hereof at which directors are elected. The initial term of the class II directors shall expire at the second annual meeting of the stockholders following the date hereof at which directors are elected. The initial term of the class III directors shall expire at the third annual meeting of the stockholders following the date hereof at which directors are elected. Following the expiration of the initial term of any class of directors, all subsequent terms of such class shall be for a period of three (3) years.

(c) WP and GS Designees.

(i) For so long as the WP Stockholders collectively own a number of Company Shares representing at least the percentage shown below of the number of Company Shares collectively owned by the WP Stockholders as of immediately following the Closing, there shall be included in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by the WP Designated Sponsor Fund that, if elected, will result in the WP Stockholders having the number of directors serving on the Board that is shown below (each such director, a “WP Director”, the initial WP Directors being James C. Neary, Chandler J. Reedy and Justin L. Sadrian):

Percent	Number of Directors
50% or greater	4
Less than 50% but greater than or equal to 25%	3
Less than 25% but greater than or equal to 12.5%	1
Less than 12.5%	0

(ii) For so long as the GS Stockholders collectively own a number of Company Shares representing the percentage shown below of the number of Company Shares collectively owned by the GS Stockholders as of immediately following the Closing, there shall be included in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by the GS Designated Sponsor Fund that, if elected, will result in the GS Stockholders having the number of directors serving on the Board that is shown below (each such director, a “GS Director”, the initial GS Director being Joseph P. DiSabato):

Percent	Number of Directors
25% or greater	1
Less than 25%	0

(iii) In the event that any Designated Sponsor Fund has designated fewer than the total number of designees such Designated Sponsor Fund shall be entitled to designate pursuant to this Section 2.01, such Designated Sponsor Fund shall have the right, at any time, to designate such additional designees to which it is entitled pursuant to this Section 2.01, in which case the Parties shall take all Necessary Action (including, as requested by such Designated Sponsor Fund, by increasing the size of the Board, electing such designees to the Board and causing the resignation of any directors other than the Designated Sponsor Directors) to enable such Designated Sponsor Fund to designate and effect the election or appointment of such additional individual or individuals.

(iv) Upon any decrease in the number of directors that a Designated Sponsor Fund is entitled to designate for election to the Board, the WP Stockholders or the GS Stockholders, as applicable, shall take all Necessary Action to cause the appropriate number of WP Directors or GS Directors, as applicable, to tender resignation. If such resignation is then accepted by the Board, the Parties shall take all Necessary Action to cause the authorized size of the Board to be reduced accordingly unless the remaining Designated Sponsor Directors, if any, determine not to reduce the authorized size of the Board.

(d) Chairman of the Board. For so long as the WP Designated Sponsor Fund shall be entitled to designate at least three (3) directors pursuant to Section 2.01, the Chairman of the Board shall be a member of the Board selected by the WP Directors, and in such capacity the Chairman of the Board shall preside over meetings of the Board and the stockholders, among the other duties of the Chairman of the Board set forth in the Company’s certificate of incorporation and by-laws.

(e) Removal; Vacancies. Each Designated Sponsor Fund shall have the exclusive right to (i) remove its respective designees from the Board, and the Parties shall take all Necessary Action to cause the removal of any such designee at the request of the applicable Designated Sponsor Fund; and (ii) designate for election to the Board, directors to fill vacancies created by reason of death, removal or resignation of its designees to the Board, and the Parties shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by such Designated Sponsor Fund as promptly as reasonably practicable; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary in this Section 2.01(e), no Designated Sponsor Fund shall have the right to designate a replacement director, and the Parties shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in the Board having as members, at any time, a number of directors designated by such Designated Sponsor Fund in excess of the number of directors that such Designated Sponsor Fund is then entitled to designate for membership on the Board pursuant to Section 2.01(c).

(f) Additional Directors. Subject to the rights of holders of any series of Preferred Stock, for so long as any Designated Sponsor Fund has the right to designate at least one (1) director under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed ten (10); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations.

(g) Quorum. The quorum for a meeting of the Board shall require:

(i) the presence of a majority of the directors then in office;

(ii) for so long as the WP Designated Sponsor Fund shall be entitled to designate any director pursuant to Section 2.01, at least one (1) WP Director; provided, however, that if a meeting of the Board called in accordance with the Company’s certificate of incorporation and by-laws fails to achieve a quorum due to the absence of a WP Director, then any director or officer of the Company may send a new notice of meeting of the Board in accordance with the Company’s certificate of incorporation and by-laws and a quorum at such meeting shall require only the presence of a majority of votes of all the directors then in office and, subject to the proviso to Section 2.01(g)(iii), for so long as the GS Designated Sponsor Fund shall be entitled to designate any director pursuant to Section 2.01, at least one (1) GS Director; and

(iii) for so long as the GS Designated Sponsor Fund shall be entitled to designate any director pursuant to Section 2.01, at least (1) GS Director, provided, however, that if a meeting of the Board called in accordance with the Company’s certificate of incorporation and by-laws fails to achieve a quorum due to the absence of a GS Director, then any director or officer of the Company may send a new notice of meeting of the Board in accordance with the Company’s certificate of incorporation and by-laws and a quorum at such meeting shall require only the presence of a majority of votes of all the directors then in office and, subject to the proviso to Section 2.01(g)(ii), for so long as the WP Designated Sponsor Fund shall be entitled to designate any director pursuant to Section 2.01, at least one (1) WP Director.

(h) Fees, Expenses, Indemnification and Insurance.

(i) The Company shall (A) pay to each Designated Sponsor Director such fees as may be determined by the Board, (B) reimburse each Designated Sponsor Director for all reasonable out-of-pocket expenses incurred in connection with such director’s attendance at meetings of the Board and any committee thereof, including reasonable travel, lodging and meal expenses, (C) enter into indemnification agreements with each Designated Sponsor Director agreeing to indemnify and advance expenses to such Designated Sponsor Director, in each case, to the maximum extent permitted by applicable law, (D) include in its certificate of incorporation provisions for exculpation and indemnification of the Designated Sponsor Directors, in each case to the maximum extent permitted by applicable law, and (E) obtain customary director and officer indemnity insurance, which insurance shall name as insured each Designated Sponsor Director.

(ii) The Company hereby acknowledges that, in addition to the rights provided to each WP Director and each GS Director pursuant to any indemnification agreements that such directors may enter into with the Company from time to time to (the “Indemnification Agreements”) (as beneficiaries of such rights, each WP Director and each GS Director is herein referred to as a “Director Indemnitee”), the Director Indemnitees may have certain rights to indemnification and/or advancement of expenses provided by, and/or insurance obtained by, the Sponsors and/or certain of their Affiliates (excluding the Company and its Subsidiaries), whether now or in the future (collectively, the “Fund Indemnitors”). Notwithstanding anything to the contrary in any of the Indemnification Agreements or this Agreement, the Company hereby agrees that, with respect to its indemnification and advancement obligations to the directors under the Indemnification Agreements, this Agreement or otherwise, the Company (A) is the indemnitor of first resort (i.e., its obligations to indemnify the Director Indemnitees are primary and any obligation of the Fund Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the Director Indemnitees is secondary and excess), (B) shall be required to advance the full amount of expenses incurred by each Director Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by each Director Indemnitee or on his or her behalf to the extent legally permitted and as required by this Agreement and the Indemnification Agreements, without regard to any rights such Director Indemnitees may have against the Fund Indemnitors or their insurers, and (C) irrevocably waives, relinquishes and releases the Fund Indemnitors and such insurers from any and all claims against the Fund Indemnitors or such insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Company agrees that in the event that any Fund Indemnitor or its insurer should advance any expenses or make any payment to a Director

Indemnitee for matters subject to advancement or indemnification by the Company pursuant to an Indemnification Agreement, this Agreement or otherwise, the Company shall promptly reimburse such Fund Indemnitor or insurer and that such Fund Indemnitor or insurer shall be subrogated to all of the claims or rights of such Director Indemnitee under the Indemnification Agreements, this Agreement or otherwise, including to the payment of expenses in an action to collect. The Company agrees that any Fund Indemnitor or its insurer not a party hereto shall be an express third party beneficiary of this Section 2.01(h)(ii), able to enforce such clause according to its terms as if it were a party hereto. Nothing contained in the Indemnification Agreements is intended to limit the scope of this Section 2.01(h)(ii) or the other terms set forth in this Agreement or the rights of the Fund Indemnitors or their insurers hereunder.

(i) Financial Statements and Reports.

(i) The Company shall provide to each Sponsor, so long as such Sponsor’s Designated Sponsor Fund shall be entitled to designate at least one (1) director pursuant to Section 2.01:

(A) monthly operating reports as soon as available and not later than twenty (20) days following the applicable month end;

(B) budgets for EIG as and when prepared;

(C) notice of events that, in the Board’s determination, would reasonably be expected to have a material impact on the business operations of the Company and its Subsidiaries taken as a whole, including the commencement of criminal or material civil actions; and

(D) such other information as may reasonably be requested by a Sponsor or as is otherwise required by applicable law.

(ii) The Company acknowledges and agrees that the WP Stockholders may disclose to the Co-Investor and the Co-Invest Limited Partners the information provided to the WP Stockholders pursuant to this Section 2.01(i).

Section 2.02. Voting Agreement; Certain Actions.

(a) Each Stockholder agrees to take all Necessary Action, including by casting all votes to which such Stockholder is entitled in respect of its Company Shares, whether at any annual or special meeting, by written consent or otherwise, so as to cause the election, removal and replacement of directors in the manner contemplated in Section 2.01 and to otherwise give the fullest effect possible to the provisions of this Article II.

(b) The Company agrees, to the extent permitted by applicable laws and stock exchange regulations, to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors the individuals designated pursuant to Section 2.01 and to nominate and recommend each such individual to be elected as a director as provided herein, and to solicit proxies or consents in favor thereof, and take all Necessary Action to otherwise give the fullest effect possible to the provisions of this Article II.

ARTICLE III

APPROVAL RIGHTS

Section 3.01. Sponsor Approval Rights.

(a) Subject to Section 3.01(b), the Company shall not take or commit to take, and (to the extent applicable) shall not cause or permit any of its Subsidiaries to take or commit to take, directly or indirectly, whether by amendment, merger, consolidation, reorganization or otherwise, any of the following actions without the approval of 75% of the total number of directors then in office:

(i) consummation of any acquisition of the stock (including a minority interest) or assets of any other entity (other than a wholly owned Subsidiary of the Company), in a single transaction or a series of related transactions (whether by purchase, tender offer, exchange offer, merger, other business combination transaction or otherwise), with an enterprise value in excess of $200 million in the aggregate;

(ii) a consolidation, merger or other business combination of the Company with or into any other entity, or transfer (by lease, assignment, sale or otherwise) of all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole, to another entity, or a “Change in Control” (or any similar term) as defined in the Company’s or its Subsidiaries’ indebtedness documents;

(iii) a disposition, in a single transaction or a series of related transactions, of any assets of the Company or any of its Subsidiaries with a value in excess of $200 million in the aggregate or for consideration in excess of $200 million, other than the sale of inventory or products in the ordinary course of business;

(iv) any change in the size of the Board, other than in accordance with Article II;

(v) any amendment, modification or repeal of any provision of the Company’s certificate of incorporation or by-laws;

(vi) a termination of the Chief Executive Officer or designation of a new Chief Executive Officer;

(vii) any change in the composition of any committee of the Board;

(viii) except for compensation arrangements approved by the Compensation Committee of the Board in the ordinary course and in accordance with the charter of the Compensation Committee of the Board, entry into, or expansion of existing, arrangements with (A) any executive officer of the Company or any of its Subsidiaries or (B) Affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) of (1) the Company (other than any wholly owned Subsidiary of the Company) or (2) any executive officer of the Company or any of its Subsidiaries;

(ix) the issuance of additional shares of any class of capital stock of the Company or any of its Subsidiaries, other than, (A) in the case of the Company, any award under any stockholder approved equity compensation plan, (B) in the case of a Subsidiary of the Company, to the Company or a wholly owned Subsidiary of the Company, and (C) in the case of a Subsidiary of the Company, director qualifying shares;

(x) the incurrence of indebtedness, in a single transaction or a series of related transactions, by the Company or any of its Subsidiaries aggregating more than five (5) times Consolidated EBITDA (as defined in the Credit Agreement) with respect to the preceding twelve (12) months, except for borrowings under a revolving credit facility that has previously been approved or is in existence (with no increase in maximum availability) or otherwise approved by the WP Directors; or

(xi) any amendment to the definition of “Consolidated EBITDA” in the Credit Agreement.

(b) The approval rights set forth in Section 3.01(a) shall terminate at such time as the WP Designated Sponsor Fund ceases to have the right to designate at least three (3) directors pursuant to Section 2.01.

Section 3.02. Goldman Sachs Approval Rights.

(a) Subject to Section 3.02(b), the Company shall not take or commit to take, and (to the extent applicable) shall not cause or permit any of its Subsidiaries to take or commit to take, directly or indirectly, any of the following actions without the approval of the GS Director:

(i) the amendment of, or any change to or waiver of, this Agreement (or any other agreement to which the Company or any of its Subsidiaries and Goldman Sachs are party) in a manner that (A) is adverse to Goldman Sachs, takes away, limits or adversely affects any rights of Goldman Sachs or imposes any additional obligations or restrictions on Goldman Sachs; or (B) applies to such Sponsor or any of its Affiliates in a manner that is disproportionately favorable to the other Sponsor or its Affiliates as compared to such Sponsor or its Affiliates (based on the relative number of Company Shares collectively owned by the WP Stockholders and the GS Stockholders at such time), in each case unless Goldman Sachs is a signatory to such amendment, change or waiver.

(b) The approval rights set forth in Section 3.02(a) shall terminate at such time as the GS Designated Sponsor Fund ceases to have the right to designate at least one (1) director pursuant to Section 2.01.

ARTICLE IV

TRANSFERS.

Section 4.01. Limitations on Transfer.

(a) Neither any WP Stockholder, any GS Stockholder nor the Co-Investor (nor, in the event that the Co-Investor shall have Transferred any Company Shares to a Co-Invest Limited Partner, such Co-Invest Limited Partner) may Transfer any of its Company Shares prior to December 22, 2016 (the “Initial Holding Period”) without the prior written consent of each Sponsor whose Designated Sponsor Fund has, at the time of the proposed Transfer, the right to designate at least one (1) director pursuant to Section 2.01; provided, that such prohibition shall not apply to Transfers to Permitted Transferees in accordance with Section 4.02. After the Initial Holding Period, any such Stockholder may Transfer its Company Shares only in accordance with, and subject to the applicable provisions of, this Article IV. The limitations on Transfers of Company Shares set forth in this Article IV are in addition to any restrictions set forth in the Registration Rights Agreement, any “lock up” restrictions imposed by the underwriters in connection with any Public Offering, any other plan, program, contract, agreement or policy pursuant to which the Company Shares may be subject, and any restrictions imposed by applicable law.

(b) Notwithstanding anything herein to the contrary, with respect to any Transfer of Company Shares effected by any WP Stockholder during the Initial Holding Period, the Co-Investor (and, in the event that the Co-Investor shall have Transferred any Company Shares to a Co-Invest Limited Partner, such Co-Invest Limited Partner) shall be permitted to transfer up to its Pro Rata Portion (or such greater amount as the Sponsors shall jointly determine or, if either Sponsor’s Designated Sponsor Fund shall have ceased to have the right to designate any directors pursuant to Section 2.01, such greater amount as the Sponsor whose Designated Sponsor Fund continues to have the right to designate at least one (1) director pursuant to Section 2.01 shall determine) of the Company Shares then held by the Co-Investor.

(c) Any purported Transfer of Company Shares other than in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose and shall not, and shall cause any transfer agent not to, reflect in its records any change in record ownership of Company Shares pursuant to any such Transfer.

(d) Except as provided in the Registration Rights Agreement, any Stockholder that proposes to Transfer Company Shares in accordance with the terms and conditions hereof shall be responsible for any expenses incurred by the Company in connection with such Transfer.

Section 4.02. Transfers to Permitted Transferees. Notwithstanding anything to the contrary in Section 4.01(a), during the Initial Holding Period and subject to Section 4.03, any WP Stockholder, GS Stockholder or the Co-Investor may Transfer any of its Company Shares to a Permitted Transferee of such Stockholder without the consent of the Sponsors; provided, that each Affiliate of any such Stockholder to which Company Shares are Transferred shall, and such Stockholder shall cause such Affiliate to, Transfer back to such Stockholder (or to another Affiliate of such Stockholder) the Company Shares it owns if such Transferee ceases, or will cease, to be an Affiliate of such Stockholder.

Section 4.03. Rights and Obligations of Transferees. Any Transferee of Company Shares (including Affiliates of any Stockholder) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a Joinder Agreement in the form of Exhibit A hereto and such other documents as may be necessary, in the reasonable opinion of the Sponsors (or, if either Sponsor’s Designated Sponsor Fund shall have ceased to have the right to designate any directors pursuant to Section 2.01, the reasonable opinion of the Sponsor whose Designated Sponsor Fund continues to have the right to designate at least one (1) director pursuant to Section 2.01), to make such Person a party hereto, whereupon such Transferee will be treated as a Stockholder for all purposes of this Agreement; provided, that no Transferee of Company Shares shall be required to become a party to this Agreement if such Transferee acquired such Company Shares in a sale to the public (a) in a Public Offering or (b) in compliance with Rule 144 under the Securities Act.

Section 4.04. Legends.

(a) Each book entry position or certificate representing Company Shares issued to a Stockholder shall bear a notation or legend on the reverse side thereof substantially in the following form in addition to any other legend determined by the Company or as required by applicable law or by agreement with the Company:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY MAY BE REQUESTED BY THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).

THIS SECURITY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 24, 2013 (AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

(b) Upon the permitted sale of any Company Shares (i) in a Public Offering, (ii) in compliance with Rule 144 under the Securities Act, or (iii) pursuant to another exemption from registration under the Securities Act, or upon the termination of this Agreement in accordance with its terms, upon the written request of the holder of such Company Shares, any certificates representing such Company Shares shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by Section 4.04(a); provided, that the Company may condition any replacement of certificates pursuant to clause (iii) of this Section 4.04(b) on the receipt of an opinion of legal counsel reasonably satisfactory to the Company stating that such Company Shares are freely transferable under the Securities Act.

(c) If any Company Shares cease to be subject to any and all restrictions on Transfer and all other obligations set forth in this Agreement, upon the written request of the holder of such Company Shares, any certificates representing such Company Shares shall be replaced, at the expense of the Company, with certificates or instruments not bearing the second paragraph of the legends required by Section 4.04(a).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01. Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to each other Party that on the date hereof:

(a) Such Party has the necessary legal capacity or power and authority to enter into this Agreement and to carry out its obligations hereunder. To the extent applicable, such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such Party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

(b) The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (iii) violate, in any material respect, any law applicable to such Party, the Company or any of its Subsidiaries.

(c) Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions currently contemplated herein, excluding, for the avoidance of doubt, any transactions contemplated herein solely as a result of one or more amendments to this Agreement following the date hereof.

(d) If such Party is a Stockholder, such Party understands that Company Shares cannot be sold or otherwise disposed of unless they are registered under the Securities Act and applicable U.S. state securities laws or unless an exemption from such registration is available, and that registration of Company Shares is subject to the terms and conditions set forth in the Registration Rights Agreement, and that accordingly such Stockholder is able and is prepared to bear the economic risk of making an investment in the Company and to suffer a complete loss of investment.

Section 5.02. Entitlement of the Parties to Rely on Representations and Warranties. The representations and warranties contained in Section 5.01 may be relied upon by the Parties in connection with the entering into of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Termination. This Agreement shall terminate automatically (without any action by any Party):

(a) as to each Stockholder, as of the date that such Stockholder no longer owns any Company Shares; and

(b) as to all the Parties, as of the date that no Designated Sponsor Fund has the right to designate any directors pursuant to Section 2.01.

Section 6.02. Certificate of Incorporation and By-Laws. The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of the Company’s certificate of incorporation or by-laws. The Parties agree to take all Necessary Action to amend the Company’s certificate of incorporation or by-laws so as to avoid any conflict with the provisions hereof.

Section 6.03. Corporate Opportunity.

(a) Regulation of Certain Affairs. In recognition and anticipation that (i) certain partners, principals, directors, officers, members, managers, employees and/or other representatives of the Sponsors (each of the foregoing Persons other than the Sponsors, an “Identified Person”) may serve as directors, officers or agents of the Company or its Subsidiaries, and (b) the Sponsors may now engage and may continue to engage in the same or similar activities (which shall include other business activities that overlap with or compete with those in which the Company or its Subsidiaries, directly or indirectly, may engage) or related lines of business in which the Company or its Subsidiaries, directly or indirectly, may engage, and/or may have an interest in the same or similar areas of corporate opportunities as the Company or its Subsidiaries, directly or indirectly, may have an interest, the provisions of this Section 6.03 are set forth to regulate and define the conduct of certain affairs of the Company and its Subsidiaries with respect to certain classes or categories of business opportunities as they may involve the Sponsors and the Identified Persons, and the powers, rights, duties and liabilities of the Company and its Subsidiaries and their respective officers, directors and stockholders in connection therewith.

(b) Competition and Corporate Opportunities. To the fullest extent permitted by law, (i) the Sponsors and the Identified Persons shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or stockholder of any other person, including those lines of business deemed to be competing with the Company or any of its Subsidiaries, (ii) none of the Company or its stockholders or any of its Subsidiaries or their stockholders shall have any rights in and to the business ventures of any Sponsor or Identified Person or the income or profits derived therefrom, (iii) each of the Sponsor and the Identified Persons may do business with any potential or actual customer or supplier of the Company of any of its Subsidiaries, (iv) each of the Sponsors and the Identified Persons may employ or otherwise engage any officer of employee of the Company or any of its Subsidiaries, and (v) the Company, on behalf of itself, its Subsidiaries and its and their respective stockholders, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to any Sponsor or any Identified Person, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, (vi) no Sponsor or Identified Person shall have any duty to communicate or offer such business opportunity to the Company or any of its Subsidiaries or shall be liable to the Company or any of its Subsidiaries or any of their respective stockholders for breach of any fiduciary or other duty (contractual or otherwise), as a director or officer or otherwise, by reason of the fact that such Sponsor or Identified Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company.

Section 6.04. Publicity. The Company grants permission to the Sponsors to use the name and logo of the Company and/or EIG in marketing materials used by each such Sponsor and its respective Affiliates. The Sponsors and/or their respective Affiliates, as the case may be, shall include a trademark attribution notice giving notice of the Company’s and/or EIG’s ownership of their trademarks in any marketing materials in which the Company’s and/or EIG’s name and logo appear.

Section 6.05. Sharing of Information. Notwithstanding anything to the contrary contained in this Agreement, the Company hereby acknowledges and agrees that each of the Sponsors and its Affiliates, the Sponsor Designated Directors, or any officer of the Company that is an Affiliate of a Sponsor (each, a “Sponsor Affiliated Person”) may, to the fullest extent permitted by applicable law, use for their own benefit and disclose to their respective Affiliates, directors, officers, representatives, agents and employees and professional advisers (the “Internal Recipients”) and to (a) the investors, limited partners or members of the applicable Sponsor or its related investment funds and their respective representatives (and, to the extent required for such limited partners’ or members’ internal reporting obligations, Affiliates of such limited partners or members), (b) persons who have expressed a bona fide interest in becoming investors, limited partners or members of the applicable Sponsor or its related investment funds, (c) potential transferees of the applicable Sponsor’s equity securities in the Company, (d) potential participants in future transactions involving the applicable Sponsor, any of its Affiliates or their related investment funds (potentially involving the Company or otherwise), and (e) such other persons as the applicable Sponsor shall deem reasonably necessary in connection with the conduct of its investment and business activities (the “External Recipients” and together with the Internal Recipients, the “Permitted Recipients”), any and all non-public information with respect to the Company or its Affiliates or Subsidiaries (including any Person in which the Company holds, or contemplates acquiring, an investment) (“Company Confidential Information”) that is in the possession of such Sponsor Affiliated Person on the date hereof or disclosed after the date of this Agreement to such Sponsor Affiliated Person by or on behalf of the Company or its Subsidiaries, provided, that the Permitted Recipients agree to keep such Company Confidential Information confidential on the same terms that the Sponsor requires with respect to its own confidential information; and provided further that the Sponsor Affiliated Persons and the Permitted Recipients may disclose any Company Confidential Information (x) as has become generally available to the public, was or has come into the possession of the relevant Sponsor Affiliated Person or Permitted Recipient on a non-confidential basis without a breach of any confidentiality obligations by such Person disclosing such Company Confidential Information, or has been independently developed by the Sponsor Affiliated Person or Permitted Recipient without use of the Company Confidential Information, (y) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to the applicable Sponsor, or such Sponsor Affiliated Person or Permitted Recipient, or to a regulatory agency with applicable jurisdiction, and (z) as may be required in response to any summons or subpoena or in connection with any litigation or arbitration, provided, in the case of clauses (y) and (z), that such Sponsor, Sponsor Affiliated Person or Permitted Recipient provides prior written notice of such required disclosure to the Company and takes all commercially reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

Section 6.06. Notices. In the event a notice or other document is required to be sent hereunder to the Company or any Stockholder, such notice or other document shall be in writing and shall be considered given and received, in all respects when personally delivered, or when sent by express or courier service or United States registered or certified mail, return receipt requested and postage and other fees prepaid, or by electronic mail, on the day such notice or document is personally delivered or delivered by electronic mail or on the third Business Day following the day on which such notice or other document is delivered to any such commercial delivery service as aforesaid. Any notice and document shall be addressed to the party entitled to receive such notice or other document (a) in the case of the Company, at 10 Corporate Drive, Suite 300, Burlington, MA 01803, Attention: Chief Legal Officer, with a copy (which shall not constitute notice) to WilmerHale, 60 State Street, Boston, MA 02109, Attention: Jason L. Kropp, Email: jason.kropp@wilmerhale.com, and (b) in the case of any Stockholder, at such Stockholder’s address shown on Exhibit B hereto, or at such other address as any such party shall request in a written notice sent to the Company. Any party hereto or its legal representatives may effect a change of address for purposes of this Agreement by giving written notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.

Section 6.07. Amendments. The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by approval of Stockholders that collectively own a majority of the Company Shares then owned by all Stockholders; provided, that (a) any amendment (other than amendments made to Exhibit B hereto in accordance with the terms of this Agreement) that would have a disproportionate material adverse effect on any Stockholder relative to another Stockholder (other than as a result of such Stockholder electing not to exercise any rights granted to such Stockholder pursuant to the terms of this Agreement) shall require the written consent of that Stockholder; and (b) this Section 6.07 may not be amended without the prior written consent of all of the Stockholders. All Stockholders shall receive notice of any amendment to this Agreement.

Section 6.08. Governing Law; Jurisdiction. This Agreement and any dispute arising out of, relating to or in connection with this Agreement, shall be construed (both as to validity and performance), interpreted and enforced in accordance with the laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction. Any action against any party relating to the foregoing shall be brought exclusively in the Chancery Court of the State of Delaware located in Wilmington, Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state court located in Wilmington, Delaware or the United States District Court for the District of Delaware) and appellate courts thereof. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each party agrees that service of summons and complaint or any other process that might be served in any action may be made on such party by sending or delivering a copy of the process to the party to be served by registered mail, return receipt requested, at the address of the party provided for the giving of notices in Section 6.04. Nothing in this Section 6.08, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

Section 6.09. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

Section 6.10. Entire Agreement. This Agreement, together with the Registration Rights Agreement, embodies the entire agreement and understanding of the Parties and supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof.

Section 6.11. Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 6.12. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.13. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Stockholder shall execute and deliver any additional documents and instruments and perform any additional acts that the Sponsors jointly, and reasonably, determine (or, if either Sponsor’s Designated Sponsor Fund shall have ceased to have the right to designate any directors pursuant to Section 2.01, that the Sponsor whose Designated Sponsor Fund continues to have the right to designate at least one (1) director pursuant to Section 2.01 determines) to be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 6.14. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Facsimile, .pdf and other electronic signatures to this Agreement shall have the same effect as original signatures.

Section 6.15. Third Party Beneficiaries. Except as provided in Section 2.01(h), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 6.16. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 6.17. Binding Effect; Assignment. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. The rights and obligations under this Agreement shall not be assignable without the prior written consent of the Sponsors (or, if either Sponsor’s Designated Sponsor Fund shall have ceased to have the right to designate any directors pursuant to Section 2.01, the prior written consent of the Sponsor whose Designated Sponsor Fund continues to have the right to designate at least one (1) director pursuant to Section 2.01), and any attempted assignment of rights or obligations in violation of this Section 6.17 shall be null and void.

Section 6.18. Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 6.19. Time of the Essence. The parties agree that time shall be of the essence in the performance of this Agreement.

Section 6.20.No Promotion. The Company and each Stockholder agrees that it will not, without the prior written consent of the applicable Sponsor, in each instance, (a) use in advertising, publicity, or otherwise the name of Warburg Pincus LLC, Goldman, Sachs & Co., any Sponsor or any of their respective Affiliates, or any partner or employee of a Sponsor, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Warburg Pincus LLC, Goldman, Sachs & Co., any Sponsor, or their respective Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Warburg Pincus LLC, Goldman, Sachs & Co., any Sponsor or any of their Affiliates. The Company shall obtain the written consent from the applicable Designated Sponsor Fund prior to the Company’s issuance of any public statement regarding any Sponsor.

Section 6.21. Investment Banking Services. Notwithstanding anything to the contrary herein or any actions or omissions by representatives of Goldman, Sachs & Co. or any of its Affiliates in whatever capacity, including as a member or observer to the Board, it is understood that neither Goldman, Sachs & Co. nor any of its Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

Section 6.22. Exculpation Among Stockholders. Each Stockholder acknowledges that it is not relying upon any other Person in making its investment or decision to invest in the Company (other than the Company pursuant to any written agreement). Each Stockholder agrees that no Stockholder nor their respective Affiliates, controlling persons, officers, directors, partners, agents or employees of any Stockholder shall be liable to any other Stockholder for any action heretofore or hereafter taken or omitted to taken by any of them in connection with their purchase or acquisition of any Company Shares, except with respect to breaches hereof.

Section 6.23. Subsequent Acquisition of Shares. Any Company Shares acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS HEREOF, the Parties have duly executed this Agreement as of the date first above written.

COMPANY

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ David C. Bryson

Name:	David C. Bryson
Title:	Chief Legal Officer

[Signature Page to Stockholders Agreement]

STOCKHOLDERS

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X, L.P., its general partner

By:	Warburg Pincus X LLC, its general partner

By:	Warburg Pincus Partners LLC, its sole member

By:	Warburg Pincus & Co., its managing member

By:	/s/ James Neary

Name:	James Neary
Title:	Partner

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner

By:	Warburg Pincus X LLC, its general partner

By:	Warburg Pincus Partners LLC, its sole member

By:	Warburg Pincus & Co., its managing member

By:	/s/ James Neary

Name:	James Neary
Title:	Partner

WP EXPEDITION CO-INVEST L.P.

By:	Warburg Pincus Partners LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:	/s/ James Neary

Name:	James Neary
Title:	Partner

[Signature Page to Stockholders Agreement]

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI ADVISORS, L.L.C.
General Partner

By:	/s/ Joseph P. DiSabato
Name: Joseph P. DiSabato
Title: Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS ADVISORS VI, L.L.C.
General Partner

By:	/s/ Joseph P. DiSabato
Name: Joseph P. DiSabato
Title: Vice President

GS CAPITAL VI OFFSHORE FUND, L.P.

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.
General Partner

By:	/s/ Joseph P. DiSabato
Name: Joseph P. DiSabato
Title: Vice President

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:	GS ADVISORS VI, L.L.C.
Managing Limited Partner

By:	/s/ Joseph P. DiSabato
Name: Joseph P. DiSabato
Title: Vice President

MBD 2011 HOLDINGS, L.P.

By:	MBD 2011 HOLDINGS ADVISORS, INC.
General Partner

By:	/s/ Joseph P. DiSabato
Name: Joseph P. DiSabato
Title: Vice President

[Signature Page to Stockholders Agreement]

BRIDGE STREET 2011, L.P.

By:	BRIDGE STREET 2011 ADVISORS, L.L.C.
General Partner

By:	/s/ Joseph P. DiSabato
Name: Joseph P. DiSabato
Title: Vice President

BRIDGE STREET 2011 OFFSHORE, L.P.

By:	BRIDGE STREET 2011 OFFSHORE ADVISORS, Inc.
General Partner

By:	/s/ Joseph P. DiSabato
Name: Joseph P. DiSabato
Title: Vice President

[Signature Page to Stockholders Agreement]

/s/ Miglena Aaron
Name: Miglena Aaron

[Signature Page to Stockholders Agreement]

/s/ Katherine Andreasen
Name: Katherine Andreasen

[Signature Page to Stockholders Agreement]

/s/ David Andrews
Name: David Andrews

[Signature Page to Stockholders Agreement]

ASHWORTH HOLDINGS LLC

By:	/s/ Dan Ashworth

Name:	Dan Ashworth
Title:	Manager

[Signature Page to Stockholders Agreement]

/s/ Joseph A. Bardenheier IV
Name: Joseph A. Bardenheier IV

[Signature Page to Stockholders Agreement]

/s/ Tregaron Bayly
Name: Tregaron Bayly

[Signature Page to Stockholders Agreement]

/s/ Adam Belmonte
Name: Adam Belmonte

[Signature Page to Stockholders Agreement]

/s/ Shahan Bhaidani
Name: Shahan Bhaidani

[Signature Page to Stockholders Agreement]

/s/ Brian Brock
Name: Brian Brock

[Signature Page to Stockholders Agreement]

/s/ Robert Brown
Name: Robert Brown

[Signature Page to Stockholders Agreement]

/s/ Brooke Bryan
Name: Brooke Bryan

[Signature Page to Stockholders Agreement]

/s/ David C. Bryson
Name: David C. Bryson

[Signature Page to Stockholders Agreement]

/s/ Paul Bukhovko
Name: Pavel (Paul) N. Bukhovko

[Signature Page to Stockholders Agreement]

/s/ R. Cody Burdick
Name: R. Cody Burdick

[Signature Page to Stockholders Agreement]

/s/ David Mark Calkins
Name: David Mark Calkins

[Signature Page to Stockholders Agreement]

/s/ Spencer Candland
Name: Spencer W. Candland

[Signature Page to Stockholders Agreement]

/s/ David Collins
Name: David Collins

[Signature Page to Stockholders Agreement]

THE TRACY GRIFFIN CONRAD GRANTOR RETAINED ANNUITY TRUST DATED SEPTEMBER 9, 2013

By:	/s/ Tracy Griffin Conrad

Name:	Tracy Griffin Conrad
Title:	Trustee

THE TRACY GRIFFIN CONRAD SEPARATE PROPERTY TRUST DATED JULY 6, 2011

By:	/s/ Tracy Griffin Conrad

Name:	Tracy Griffin Conrad
Title:	Trustee

[Signature Page to Stockholders Agreement]

/s/ Jason Coolidge
Name: Jason R. Coolidge

[Signature Page to Stockholders Agreement]

/s/ Blake Cuneen
Name: Blake I. Cunneen

[Signature Page to Stockholders Agreement]

/s/ Lance Custen
Name: Lance Custen

[Signature Page to Stockholders Agreement]

/s/ Jill A. DiGiovanni
Name: Jill A. DiGiovanni

[Signature Page to Stockholders Agreement]

/s/ Marion Dodge
Name: Marion F. Dodge

[Signature Page to Stockholders Agreement]

/s/ Tivanka Ellawala
Name: Tivanka Ellawala

[Signature Page to Stockholders Agreement]

/s/ Gary R. Engel
Name: Gary R. Engel

[Signature Page to Stockholders Agreement]

/s/ Adam Farrar
Name: Adam Farrar

[Signature Page to Stockholders Agreement]

/s/ Damon Fieldgate
Name: Damon L. Fieldgate

[Signature Page to Stockholders Agreement]

/s/ Jason Fragoso
Name: Jason A. Fragoso

[Signature Page to Stockholders Agreement]

/s/ Elizabeth L. Golden
Name: Elizabeth L. Golden

[Signature Page to Stockholders Agreement]

THE GORNY 2013 IRREVOCABLE TRUST

By:	/s/ Lukas Gorny

Name:	Lukas Gorny
Title:	Co-Trustee

By:	/s/ Yanive Masjedi

Name:	Yanive Masjedi
Title:	Co-Trustee

THE THOMAS AND AVIVA GORNY FAMILY TRUST

By:	/s/ Thomas Gorny

Name:	Thomas Gorny
Title:	Trustee

THE THOMAS AND AVIVA GORNY IRREVOCABLE TRUST AGREEMENT

By:	/s/ Lukas Gorny

Name:	Lukas Gorny
Title:	Trustee

[Signature Page to Stockholders Agreement]

/s/ James Grierson
Name: James D. Grierson

[Signature Page to Stockholders Agreement]

/s/ Mitch Haber
Name: Mitchell Haber

[Signature Page to Stockholders Agreement]

/s/ Jason Lyle Hall
Name: Jason Lyle Hall

[Signature Page to Stockholders Agreement]

/s/ Daniel Handy
Name: Daniel D. Handy

[Signature Page to Stockholders Agreement]

HANDY HOLDINGS, LLC

By:	/s/ Daniel Handy

Name:	Daniel Handy
Title:	Manager

[Signature Page to Stockholders Agreement]

/s/ Steven Handy
Name: Steven C. Handy

[Signature Page to Stockholders Agreement]

/s/ Taylor Hawes
Name: Taylor Hawes

[Signature Page to Stockholders Agreement]

HOOKBOT LLC

By:	/s/ Robert Brown

Name:	Robert Brown
Title:	Manager

[Signature Page to Stockholders Agreement]

/s/ Curtis Jewell
Name: Curtis Jewell

[Signature Page to Stockholders Agreement]

/s/ Michael Kesselman
Name: Michael Kesselman

[Signature Page to Stockholders Agreement]

/s/ Margaret L. Kinsley
Name: Margaret L. Kinsley

[Signature Page to Stockholders Agreement]

/s/ Robert L. Krygowski
Name: Robert L. Krygowski

[Signature Page to Stockholders Agreement]

/s/ Matthew G. Lally
Name: Matthew G. Lally

[Signature Page to Stockholders Agreement]

/s/ Christina Lane
Name: Christina Lane

[Signature Page to Stockholders Agreement]

/s/ Ronald A. LaSalvia
Name: Ronald A. LaSalvia

[Signature Page to Stockholders Agreement]

/s/ Robert A. Lawrence
Name: Robert A. Lawrence

[Signature Page to Stockholders Agreement]

/s/ James C. Lee
Name: James C. Lee

[Signature Page to Stockholders Agreement]

/s/ Jeremy Benjamin Lewis
Name: Jeremy Benjamin Lewis

[Signature Page to Stockholders Agreement]

/s/ Clint Lindsey
Name: Clint Lindsey

[Signature Page to Stockholders Agreement]

/s/ Scott Lovell
Name: Scott Lovell

[Signature Page to Stockholders Agreement]

/s/ Douglas Lowry
Name: Douglas Lowry

[Signature Page to Stockholders Agreement]

/s/ Brent Lundell, Jr.
Name: Brent Lundell, Jr.

[Signature Page to Stockholders Agreement]

/s/ Magdalena Z. Marczyk
Name: Magdalena Z. Marczyk

[Signature Page to Stockholders Agreement]

/s/ April McCalmont
Name: April McCalmont

[Signature Page to Stockholders Agreement]

/s/ Jean McCarthy
Name: Jean McCarthy

[Signature Page to Stockholders Agreement]

/s/ Jennifer L. Merry
Name: Jennifer L. Merry

[Signature Page to Stockholders Agreement]

/s/ Craig Millman
Name: Craig Millman

[Signature Page to Stockholders Agreement]

/s/ Christine L. Misker
Name: Christine L. Misker

[Signature Page to Stockholders Agreement]

/s/ John M. Mone
Name: John M. Mone

[Signature Page to Stockholders Agreement]

/s/ Mark Moseley
Name: Mark Moseley

[Signature Page to Stockholders Agreement]

/s/ Nicole L. Newman
Name: Nicole L. Newman

[Signature Page to Stockholders Agreement]

/s/ Sophia Nobrega
Name: Sophia M. Nobrega

[Signature Page to Stockholders Agreement]

/s/ J. Patrick Pelanne
Name: J. Patrick Pelanne

[Signature Page to Stockholders Agreement]

/s/ Chris Phillips
Name: Chris Phillips

[Signature Page to Stockholders Agreement]

/s/ Richard Radinger
Name: Richard C. Radinger

[Signature Page to Stockholders Agreement]

/s/ Hari Ravichandran
Name: Hari Ravichandran

[Signature Page to Stockholders Agreement]

RAVICHANDRAN FAMILY, LLC

By:	/s/ Caitlin Ravichandran

Name:	Caitlin Ravichandran
Title:	Trustee

[Signature Page to Stockholders Agreement]

THE 2013 RAVICHANDRAN FAMILY GST TRUST

By:	/s/ Caitlin Ravichandran

Name:	Caitlin Ravichandran
Title:	Trustee

J.P. Morgan Trust Company of Delaware, Administrative Trustee

By:	/s/ Adam L. Erhard

Name:	Adam L. Erhard
Title:	Vice President

THE HARI RAVICHANDRAN 2013 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Hari Ravichandran

Name:	Hari Ravichandran
Title:	Trustee

J.P. Morgan Trust Company of Delaware, Administrative Trustee

By:	/s/ Adam L. Erhard

Name:	Adam L. Erhard
Title:	Vice President

[Signature Page to Stockholders Agreement]

/s/ Aurelio F. Rodriguez
Name: Aurelio F. Rodriguez

[Signature Page to Stockholders Agreement]

/s/ Dan A. Rosenberg
Name: Dan A. Rosenberg

[Signature Page to Stockholders Agreement]

/s/ Hamed Saeed
Name: Hamed R. Saeed

[Signature Page to Stockholders Agreement]

/s/ James C. Salem
Name: James C. Salem

[Signature Page to Stockholders Agreement]

/s/ Jeff Scott
Name: Jeffrey Scott

[Signature Page to Stockholders Agreement]

/s/ Paul T. Seamons
Name: Paul T. Seamons

[Signature Page to Stockholders Agreement]

/s/ Jane Shih
Name: Jane Shih

[Signature Page to Stockholders Agreement]

/s/ John R. Shea
Name: John R. Shea

[Signature Page to Stockholders Agreement]

/s/ Matthew T. Shump
Name: Matthew T. Shump

[Signature Page to Stockholders Agreement]

/s/ Rodney P. Small
Name: Rodney P. Small

[Signature Page to Stockholders Agreement]

[STOCKHOLDER]

/s/ Kelley A. Southard
Name: Kelley A. Southard
Title: Director of Finance

[Signature Page to Stockholders Agreement]

/s/ Darcy Southwell
Name: Darcy Southwell (Enyeart)

[Signature Page to Stockholders Agreement]

/s/ Alexsandr Sutkin
Name: Aleksandr Sutkin

[Signature Page to Stockholders Agreement]

/s/ Steven K. Sydness
Name: Steven K. Sydness

[Signature Page to Stockholders Agreement]

STEVEN K. SYDNESS 2012 FAMILY TRUST

By:	/s/ Lisa H. Sydness
Name: Lisa H. Sydness
Title: Trustee

[Signature Page to Stockholders Agreement]

/s/ Ryan Toohil
Name: Ryan E. Toohil

[Signature Page to Stockholders Agreement]

/s/ Lea Torrevillas
Name: Lea Torrevillas

[Signature Page to Stockholders Agreement]

TREGARON INVESTORS, LLC

By:	/s/ Matthew G.
Name: M. Todd Collins
Title: Manager

[Signature Page to Stockholders Agreement]

/s/ Mark Tumiel
Name: Mark R. Tumiel

[Signature Page to Stockholders Agreement]

/s/ Brian Unruh
Name: Brian Unruh

[Signature Page to Stockholders Agreement]

/s/ Robert Van Dam
Name: Robert D. Van Dam

[Signature Page to Stockholders Agreement]

/s/ Michael Wilson
Name: Michael Wilson

[Signature Page to Stockholders Agreement]

/s/ Karl Witt
Name: Karl Witt

[Signature Page to Stockholders Agreement]

/s/ Shunyi Yao
Name: Shunyi (Justin) Yao

[Signature Page to Stockholders Agreement]

EXHIBIT A

JOINDER TO STOCKHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of October 24, 2013 (the “Stockholders Agreement”) by and among Endurance International Group Holdings, Inc. and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and “Stockholder” under the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Company Shares (to the extent permitted by the Stockholders Agreement) as if the Joining Party had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:	6/2/14

Steven K. Sydness Revocable Trust

By:	/s/ Lisa H. Sydness

Name:	Lisa Sydness
Title:	Trustee and Executrix

Address for Notices: [intentionally omitted]

AGREED ON THIS 2nd day of June, 2014:

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ David C. Bryson

Name:	David C. Bryson
Title:	Chief Legal Officer

Address for Notices:

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, Massachusetts 01801

ATTN: Chief Legal Officer

With a copy (which shall not constitute notice) to:

Jason L. Kropp

WilmerHale

60 State Street

Boston, Massachusetts 02109

* * *

Spouse’s Joinder Agreement

The undersigned, being the spouse of            , agrees to be bound by the provisions of this Joinder Agreement, to the extent applicable to the undersigned.

BY:
NAME:

Stockholders Agreement – Joinder Agreement

EXHIBIT A

JOINDER TO STOCKHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of October 24, 2013 (the “Stockholders Agreement”) by and among Endurance International Group Holdings, Inc. and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and “Stockholder” under the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Company Shares (to the extent permitted by the Stockholders Agreement) as if the Joining Party had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:	October 6, 2014

The HKR Grantor Retained Annuity Trust of 2014

By:	/s/ Hari Ravichandran

Name:	Hari Ravichandran
Title:	Trustee

Address for Notices: [intentionally omitted]

AGREED ON THIS      day of              , 2014:

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:

Name:	David C. Bryson
Title:	Chief Legal Officer

Address for Notices:

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, Massachusetts 01801

ATTN: Chief Legal Officer

With a copy (which shall not constitute notice) to:

Jason L. Kropp

WilmerHale

60 State Street

Boston, Massachusetts 02109

* * *

Stockholders Agreement – Joinder Agreement

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:

The HKR Grantor Retained Annuity Trust of 2014

By:

Name:	Hari Ravichandran
Title:	Trustee

Address for Notices: [intentionally omitted]

AGREED ON THIS 6th day of October, 2014:

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ David C. Bryson

Name:	David C. Bryson
Title:	Chief Legal Officer

Address for Notices:

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, Massachusetts 01801

ATTN: Chief Legal Officer

With a copy (which shall not constitute notice) to:

Jason L. Kropp

WilmerHale

60 State Street

Boston, Massachusetts 02109

* * *

Stockholders Agreement – Joinder Agreement

EXHIBIT A

JOINDER TO STOCKHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of October 24, 2013 (the “Stockholders Agreement”) by and among Endurance International Group Holdings, Inc. and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to[, “Stockholder” and “WP Stockholder”]1[, “Stockholder” and “GS Stockholder”]2[ and “Stockholder”]3 under the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Company Shares (to the extent permitted by the Stockholders Agreement) as if the Joining Party had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:

[NAME OF JOINING PARTY].

By:

Name:
Title:
Address for Notices:

AGREED ON THIS      day of             , 20    :

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:

Name:
Title:
Address for Notices:

[1]	To be used in the case of a Permitted Transferee of a WP Stockholder.
[2]	To be used in the case of a Permitted Transferee of a GS Stockholder.
[3]	To be used in the case of any other Transferee.

A-1

* * *

Spouse’s Joinder Agreement

The undersigned, being the spouse of             , agrees to be bound by the provisions of this Joinder Agreement, to the extent applicable to the undersigned.

By:
Name:

A-2

EXHIBIT B

NAMES AND ADDRESSES OF STOCKHOLDERS

Stockholder	Address
Warburg Pincus Private Equity X, L.P.	[intentionally omitted]

Warburg Pincus X Partners, L.P.	[intentionally omitted]

WP Expedition Co-Invest L.P.	[intentionally omitted]

GS Capital Partners VI Fund, L.P.	[intentionally omitted]

GS Capital Partners VI Offshore Fund, L.P.	[intentionally omitted]

GS Capital Partners VI Parallel, L.P.	[intentionally omitted]

GS Capital Partners VI GmbH & Co. KG	[intentionally omitted]

Bridge Street 2011, L.P.	[intentionally omitted]

Bridge Street 2011 Offshore L.P.	[intentionally omitted]

MBD 2011 Holdings, L.P.	[intentionally omitted]

The Thomas and Aviva Gorny Family Trust	[intentionally omitted]

The Thomas and Aviva Gorny Irrevocable Trust	[intentionally omitted]

The Gorny 2013 Irrevocable Trust	[intentionally omitted]

Hari Ravichandran	[intentionally omitted]

Ravichandran Family LLC	[intentionally omitted]

The Hari Ravichandran 2013 Grantor Retained Annuity Trust	[intentionally omitted]

The 2013 Ravichandran Family GST Trust	[intentionally omitted]

The Tracy Griffin Conrad Separate Property Trust Dated July 6, 2011	[intentionally omitted]

The Tracy Griffin Conrad Grantor Retained Annuity Trust Dated September 9, 2013	[intentionally omitted]

Steven K. Sydness	[intentionally omitted]

Steven K. Sydness 2012 Irrevocable Family Trust	[intentionally omitted]

Chris Phillips	[intentionally omitted]

Tregaron Investors, LLC	[intentionally omitted]

Gary R. Engel	[intentionally omitted]

Christina Lane	[intentionally omitted]

Stockholder	Address
Joseph A. Bardenheier IV	[intentionally omitted]

Hookbot LLC	[intentionally omitted]

David C. Bryson	[intentionally omitted]

Brooke Bryan	[intentionally omitted]

Ashworth Holdings LLC	[intentionally omitted]

Jean McCarthy	[intentionally omitted]

Mitchell Haber	[intentionally omitted]

Daniel D. Handy	[intentionally omitted]

Handy Holdings, LLC	[intentionally omitted]

Blake I. Cunneen	[intentionally omitted]

Hamed R. Saeed	[intentionally omitted]

James D. Grierson	[intentionally omitted]

Paul T. Seamons	[intentionally omitted]

Ronald A. LaSalvia	[intentionally omitted]

John M. Mone	[intentionally omitted]

Michael Kesselman	[intentionally omitted]

Jane Shih	[intentionally omitted]

Brian Unruh	[intentionally omitted]

Robert B. Brown	[intentionally omitted]

Mark Moseley	[intentionally omitted]

Ryan E. Toohil	[intentionally omitted]

Spencer W. Candland	[intentionally omitted]

Jason A. Fragoso	[intentionally omitted]

Brian N. Brock	[intentionally omitted]

Richard C. Radinger	[intentionally omitted]

Scott Lovell	[intentionally omitted]

Jeffrey Scott	[intentionally omitted]

Craig Millman	[intentionally omitted]

Steven C. Handy	[intentionally omitted]

Rodney P. Small	[intentionally omitted]

Stockholder	Address
Karl Witt	[intentionally omitted]

Matthew G. Lally	[intentionally omitted]

Miglena Aaron	[intentionally omitted]

Elizabeth L. Golden	[intentionally omitted]

Magdalena Z. Marczyk	[intentionally omitted]

Sophia M. Nobrega	[intentionally omitted]

Jennifer L. Merry	[intentionally omitted]

Adam Belmonte	[intentionally omitted]

Shahan Bhaidani	[intentionally omitted]

Matthew T. Shump	[intentionally omitted]

Pavel (Paul) N. Bukhovko	[intentionally omitted]

James C. Lee	[intentionally omitted]

Jason R. Coolidge	[intentionally omitted]

Aurelio F. Rodriguez	[intentionally omitted]

David Andrews	[intentionally omitted]

Darcy Southwell (Enyeart)	[intentionally omitted]

April McCalmont	[intentionally omitted]

Tivanka Ellawala	[intentionally omitted]

Katherine Andreasen	[intentionally omitted]

Damon L. Fieldgate	[intentionally omitted]

Dan A. Rosenberg	[intentionally omitted]

Aleksandr Sutkin	[intentionally omitted]

James C. Salem	[intentionally omitted]

Christine L. Misker	[intentionally omitted]

John R. Shea	[intentionally omitted]

Mark R. Tumiel	[intentionally omitted]

Lea Torrevillas	[intentionally omitted]

Margaret L. Kinsley	[intentionally omitted]

Jill A. DiGiovanni	[intentionally omitted]

Robert L. Krygowski	[intentionally omitted]

Stockholder	Address
Kelley A. Southard	[intentionally omitted]

Nicole L. Newman	[intentionally omitted]

Marion F. Dodge	[intentionally omitted]

R. Cody Burdick	[intentionally omitted]

Michael Wilson	[intentionally omitted]

Tregaron Bayly	[intentionally omitted]

Robert A. Lawrence	[intentionally omitted]

Robert D. Van Dam	[intentionally omitted]

Jason Lyle Hall	[intentionally omitted]

Shunyi (Justin) Yao	[intentionally omitted]

Jeremy Benjamin Lewis	[intentionally omitted]

Clint Lindsey	[intentionally omitted]

Curtis Jewell	[intentionally omitted]

Brent Lundell, Jr.	[intentionally omitted]

David Mark Calkins	[intentionally omitted]

Adam Farrar	[intentionally omitted]

Lance Custen	[intentionally omitted]

David Collins	[intentionally omitted]

J. Patrick Pelanne	[intentionally omitted]

Taylor Hawes	[intentionally omitted]

Douglas Lowry	[intentionally omitted]

B-4